UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported)

May 3, 2011

SWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-19483	75-2040825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone

number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 3, 2011, SWS Group, Inc. (NYSE: SWS), announced that in a private letter sent on April 28, 2011, Sterne Agee revised its previous unsolicited proposal to acquire all outstanding common shares of SWS Group at a price of $7.50 per share in cash.

Consistent with its fiduciary duties and after careful and thorough review with the assistance of its financial and legal advisors, the SWS Group Board of Directors has unanimously rejected the unsolicited proposal as highly conditional and opportunistic. Furthermore, the Board unanimously determined that the Sterne Agee proposal is speculative, illusory, subject to numerous contingencies and uncertainties, and is clearly not in the best interests of SWS Group stockholders.

Importantly, the Board of Directors also unanimously determined that the proposed $100 million capital raise transaction with Hilltop Holdings Inc. and Oak Hill Capital Partners (collectively, the “Investors”), announced in March 2011, remains in the best interests of SWS Group’s stockholders and unanimously reaffirmed its recommendation that stockholders vote to approve the transactions as described in SWS Group’s proxy materials on file with the Securities and Exchange Commission.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the proposal is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release issued by SWS Group on May 3, 2011.

Exhibit 99.2	Letter from Sterne Agee dated April 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

By:	/s/ Stacy M. Hodges
Stacy M. Hodges
Chief Financial Officer

Date: May 3, 2011

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release issued by SWS Group on May 3, 2011.

Exhibit 99.2	Letter from Sterne Agee dated April 28, 2011.